Exhibit 23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants

HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Wine Purveyors International, Inc.

As an independent registered  public accounting firm, we hereby consent to the use of our report dated December 9, 2004 with respect to the September 30, 2004 financial statements of Wine Purveyors International, Inc. in the Registration Statement on Form SB-2, and consent to the use of our name in the “Experts” section of this Registration Statement.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

March 10, 2005

Exhibit 23.2

Consent of Jonathan Ram Dariyanani, Esq.

(Included in Exhibit 5.1)

EXHIBIT INDEX